EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of M&T Bank Corporation, a corporation organized under the laws of the State of New York (the “Corporation”), hereby constitutes and appoints Robert G. Wilmers, Mark J. Czarnecki, René F. Jones and Brian R. Yoshida, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the U.S. Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of shares of the Corporation’s common stock, par value $0.50 per share, to be issued or sold pursuant to the M&T Bank Corporation 2008 Directors’ Stock Plan, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Dated: August 21, 2012

Signature	Title

/s/ Robert G. Wilmers	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Robert G. Wilmers

/s/ René F. Jones	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
René F. Jones

/s/ Michael R. Spychala	Senior Vice President and Controller (Principal Accounting Officer)
Michael R. Spychala

/s/ Brent D. Baird	Director
Brent D. Baird

/s/ C. Angela Bontempo	Director
C. Angela Bontempo

/s/ Robert T. Brady	Director
Robert T. Brady

/s/ Michael D. Buckley	Director
Michael D. Buckley

/s/ T. Jefferson Cunningham III	Director
T. Jefferson Cunningham III

/s/ Mark J. Czarnecki	Director
Mark J. Czarnecki

Director
Gary N. Geisel

/s/ John D. Hawke, Jr.	Director
John D. Hawke, Jr.

/s/ Patrick W. E. Hodgson	Director
Patrick W.E. Hodgson

/s/ Richard G. King	Director
Richard G. King

Director
Jorge G. Pereira

Director
Michael P. Pinto

Director
Melinda R. Rich

/s/ Robert E. Sadler, Jr.	Director
Robert E. Sadler, Jr.

/s/ Herbert L. Washington	Director
Herbert L. Washington